Exhibit 10.1

CAMDEN NATIONAL CORPORATION

2012 EQUITY AND INCENTIVE PLAN

SECTION 1	GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Camden National Corporation 2012 Equity and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, Employees, Independent Directors and other key persons (including consultants) of Camden National Corporation (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company. Except as provided in Section 8(g) below, this Plan will be operated within an applicable exemption from the restrictions of Code Section 409A, as more particularly described in Section 23(b) below.

The following terms shall be defined as set forth below:

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Cause” shall have the same meaning as in the grantee’s written employment agreement (or other similar written agreement) with the Company or a Subsidiary. In the absence of such a definition, “Cause” means (i) the commission of the grantee of a felony or of any lesser criminal offense involving moral turpitude; (ii) the willful commission by the grantee of a criminal or other act that, in the judgment of the Board, will likely cause substantial economic damage to the Company or any Subsidiary or substantial injury to the business reputation of the Company or any Subsidiary; (iii) the commission by the grantee of an act of fraud in the performance of his or her duties on behalf of the Company or any Subsidiary; (iv) the continuing willful failure of the grantee to perform his or her duties to the Company or any Subsidiary (other than any such failure resulting from the grantee’s incapacity due to physical or mental illness) after written notice thereof; or (v) an order of or agreement with a federal or state regulatory agency or a court of competent jurisdiction requiring the termination of the grantee’s Service with the Company or any Subsidiary.

“Change of Control” is defined in Section 20.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations. Any reference to a particular section of the Code shall include a reference to any successor section of the Code.

“Committee” is defined in Section 2(a).

“Covered Employee” means an Employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

“Director” means a member of the Board of Directors of the Company or a Subsidiary.

“Disability” shall have the same meaning as set forth in the grantee’s written employment agreement (or other similar written agreement) with the Company or a Subsidiary. In the absence of such a definition, “Disability” means any mental or physical condition with respect to which the grantee qualified for and receives benefits under a long-term disability plan of the Company or Subsidiary, or in the absence of such a long-term disability plan or coverage under such plan, “Disability” shall mean a physical or mental condition which, in the sole discretion of the Committee, is reasonably expected to be of indefinite duration and to substantially prevent the grantee from fulfilling his or her duties or responsibilities to the Company or a Subsidiary. If an Award is determined to be subject to Code Section 409A, then notwithstanding anything else herein to the contrary, “Disability” or “Disabled” shall mean that a grantee: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering the Company’s Employees, or (iii) is determined to be totally disabled by the Social Security Administration. Except to the extent prohibited under Code Section 409A, if applicable, the Committee shall have discretion to determine if a termination of Service due to Disability has occurred.

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“Dividend Equivalent Right” means Awards granted pursuant to Section 13.

“Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 22.

“Employee” means any person employed by the Company or any Subsidiary. Directors who are also employed by the Company or a Subsidiary shall be considered Employees under the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of a share of Stock on any given date means the closing price on the date of grant if that date is a trading date, or the closing price on the trading date just before the date of grant if the date of grant is not a trading date, in accordance with the Treasury Regulations issued under Code Section 409A. If the stock ceases to be readily tradable, the fair market value on the date of grant shall be the value determined in good faith by the Committee by the reasonable application of a reasonable valuation method as required by the Treasury Regulations issued under Code Section 409A.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Independent Director” means a member of the Board who (a) is not a current Employee of the Company or a Subsidiary; (b) is not a former Employee of the Company who receives compensation for prior services (other than benefits under a Qualified Retirement Plan) during the taxable year; (c) has not been an officer of the Company; (d) does not receive remuneration from the Company or a Subsidiary, either directly or indirectly, in any capacity other than as a Director except in an amount for which disclosure would not be required pursuant to Item 404 of SEC Regulation S-K in accordance with the proxy solicitation rules of the SEC, as amended or any successor provision thereto; and (e) does not possess an interest in any other transaction, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(a) of SEC Regulation S-K under the proxy solicitation rules of the SEC, as amended or any successor provision thereto. The term Independent Director shall be interpreted in such manner as shall be necessary to conform to the requirements of section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act and the corporate governance standards imposed on compensation committees under the listing requirements imposed by any national securities exchange on which the Company lists or seeks to list its securities.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance Share Award” means Awards granted pursuant to Section 11.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more performance criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Performance Share Award, Restricted Stock Award, Restricted Stock Unit or Cash-Based Award.

“Restricted Stock Award” means Awards granted pursuant to Section 7.

“Restricted Stock Unit” means Awards granted pursuant to Section 8.

“Retirement” means retirement from employment with the Company or a Subsidiary in accordance with the then current retirement policies of the Company or Subsidiary, as applicable. “Retirement” with respect to a non-employee Director means the termination of service from the board(s) of directors of the Company and any Subsidiary following written notice to such board(s) of directors of the non-employee Directors intention to retire. Notwithstanding the foregoing, unless the Committee specifies otherwise at the time of an Award, an Employee who continues to serve on the Board following retirement as an Employee or a Director who continues to serve as an advisory board member or director emeritus shall not be deemed to have terminated due to Retirement until both Service as an Employee and Director, or in the latter case, as a Director and advisory board member or director emeritus has terminated.

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“Service” means service as an Employee or non-employee Director of the Company or a Subsidiary, as the case may be, and shall include service as a director emeritus or advisory director.

“Stock” means the Common Stock, no par value, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” or “SAR” means any Award granted pursuant to Section 6.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has a controlling interest, either directly or indirectly.

“Unrestricted Stock Award” means any Award granted pursuant to Section 9.

SECTION 2	ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a) Committee. The Plan shall be administered by the members of the Compensation Committee of the Company who are Independent Directors (the “Committee”); provided that if the Committee consists of fewer than three Independent Directors, then the Board shall appoint to the Committee such additional Independent Directors as shall be necessary to provide for a Committee consisting of at least three Independent Directors. Any members of the Committee who do not qualify as Independent Directors shall abstain from participating in any discussion to make or administer Awards that are made to grantees who at the time of consideration for such Award: (i) are persons subject to the short-swing profit rules of Section 16 of the Exchange Act, or (ii) are reasonably anticipated to be Covered Employees during the term of the Award. The Board (or those members of the Board who are “independent directors” under the corporate governance statutes of any national securities exchange on which the Company lists its securities) may, in its discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee.

(b) Powers of Committee. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi) subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised;

(vii) to determine at any time whether, to what extent, and under what circumstances distribution or the receipt of Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the grantee and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals; and

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(viii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan grantees.

(c) Delegation of Authority to Grant Awards. Subject to applicable law, the Committee, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Committee’s authority and duties with respect to the granting of Options, to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act or “covered employees” within the meaning of Section 162(m) of the Code. Any such delegation by the Committee shall include a limitation as to the amount of Options that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Stock Option or Stock Appreciation Right, the conversion ratio or price of other Awards and the vesting criteria. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.

(d) Information to be Furnished to Committee.  As may be permitted by applicable law, the Company and any Subsidiary of the Company shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and any Subsidiary of the Company as to a grantee’s employment, termination of Service, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect. Subject to applicable law, grantees and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

(e) Committee Action.  The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. All actions of the Committee shall be final and conclusive and shall be binding upon the Company, grantees and all other interested parties. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by a member of the Committee or by a representative of the Committee authorized to sign the same on its behalf.

(f) Indemnification. To the fullest extent permitted by law and the Company’s governing documents, each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Section 2(c), or an Employee of the Company or any Subsidiary of the Company, shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute or regulation. The foregoing shall not be exclusive of (i) any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless, and/or (ii) any rights under any directors’ and officers’ liability insurance coverage which may be in effect from time to time.

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SECTION 3	STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 800,000 shares, subject to adjustment as provided in Section 3(b); provided that not more than 400,000 shares shall be issued in the form of Unrestricted Stock Awards, Restricted Stock Awards, or Performance Share Awards. For purposes of this limitation, the shares of Stock underlying any Awards (including any awards granted pursuant to the Company’s 2003 Stock Option and Incentive Plan) which are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. In addition, the maximum number of shares that may be issued under this Plan pursuant to the exercise of Incentive Stock Options shall be 800,000. Subject to such overall limitations, shares of Stock may be issued up to such maximum numbers pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 30,000 shares of Stock may be granted to any one individual grantee during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company and held in its treasury.

(b) Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Committee shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Unrestricted Stock Awards, Restricted Stock Awards or Performance Share Awards, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The adjustment by the Committee shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional shares.

The Committee may also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Committee that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

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For any Options or Stock Appreciation Rights issued hereunder, any changes in the capital structure of the Company under this Section 3(b) must be made proportionately in compliance with Treasury Regulation Section 1.409A-1(b)(5)(v), so that such Options or SARs remain exempt from the application of Code Section 409A.

(c) Mergers and Other Transactions. In the case of and subject to the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for a different kind of securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iv) the sale of all of the Stock of the Company to an unrelated person or entity (in each case, a “Sale Event”), all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event and all other Awards with conditions and restrictions relating solely to the passage of time and continued employment shall become fully vested and non-forfeitable as of the effective time of the Sale Event, except as the Committee may otherwise specify with respect to particular Awards. Upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event of such termination, each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Committee, to exercise all outstanding Options and Stock Appreciation Rights held by such grantee, including those that will become exercisable upon the consummation of the Sale Event; provided, however, that the exercise of Options and Stock Appreciation Rights not exercisable prior to the Sale Event shall be subject to the consummation of the Sale Event.

Notwithstanding anything to the contrary in this Section 3(c), in the event of a Sale Event pursuant to which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights in exchange for the cancellation thereof, in an amount equal to the difference between (A) the value as determined by the Committee of the consideration payable per share of Stock pursuant to the Sale Event (the “Sale Price”) times the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights. Transactions under this provision must be made in a manner that the Options and SAR’s remain exempt from the application of Code Section 409A.

(d) Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by Employees, Independent Directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

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SECTION 4	ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other Employees, Independent Directors and key persons (including consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Committee in its sole discretion.

SECTION 5	STOCK OPTIONS

Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve. Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to Employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option. No Incentive Stock Option shall be granted under the Plan after January 1, 2023.

(a) Stock Options Granted to Employees, Independent Directors and Key Persons. The Committee in its discretion may grant Stock Options to eligible Employees, Independent Directors and key persons of the Company or any Subsidiary. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable. If the Committee so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Committee may establish.

(i) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Committee at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. If an Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such Employee, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(ii) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the date the Stock Option is granted. If an Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such Employee, the term of such Stock Option shall be no more than five (5) years from the date of grant.

(iii) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Committee and Section 16 hereof at or after the grant date. Subject to the expiration provisions in Section 5(a)(ii), the Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(iv) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement:

(A) In cash, by certified or bank check or other instrument acceptable to the Committee;

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(B) Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that have been beneficially owned by the optionee for at least six (6) months and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(C) Subject to compliance with applicable law, by the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure; or

(D) With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award agreement or applicable provisions of laws. In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(v) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

(b) Non-transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee, or by the optionee’s legal representative or guardian in the event of the optionee’s incapacity. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide in the Award agreement regarding a given Option that the optionee may transfer his or her Non-Qualified Stock Options to members of his or her immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.

SECTION 6	STOCK APPRECIATION RIGHTS

(a) Nature of Stock Appreciation Rights. A Stock Appreciation Right is an Award entitling the recipient to receive an amount in cash or shares of Stock or a combination thereof having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right, which price shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant (or more than the option exercise price per share, if the Stock Appreciation Right was granted in tandem with a Stock Option) multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment. The Stock Appreciation Rights issued hereunder are intended to be exempt from the application of Code Section 409A and shall be administered in compliance with Treasury Regulation Section 1.409A-1(b)(5)(i)(B).

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(b) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Committee in tandem with, or independently of, any Stock Option granted pursuant to Section 5 of the Plan. In the case of a Stock Appreciation Right granted in tandem with a Non-Qualified Stock Option, such Stock Appreciation Right may be granted either at or after the time of the grant of such Option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such Stock Appreciation Right may be granted only at the time of the grant of the Option.

A Stock Appreciation Right or applicable portion thereof granted in tandem with a Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option.

(c) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Committee, subject to the following:

(i) Stock Appreciation Rights granted in tandem with Options shall be exercisable at such time or times and to the extent that the related Stock Options shall be exercisable.

(ii) Upon exercise of a Stock Appreciation Right, the applicable portion of any related Option shall be surrendered.

(iii) All Stock Appreciation Rights shall be exercisable during the grantee’s lifetime only by the grantee or the grantee’s legal representative.

(iv) No dividends may be granted on Stock Appreciation Rights until exercised as provided in Section 13(d) below.

SECTION 7	RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards. A Restricted Stock Award is an Award entitling the recipient to acquire, at such purchase price as determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant (“Restricted Stock”). Conditions may be based on continuing Service (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and grantees. Restricted Stock Awards granted hereunder are intended to comply with Code Section 83 and are thereby exempt from the application of Code Section 409A.

(b) Certificates. Unless the Committee shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(g) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company a stock power endorsed in blank. The certificates evidencing the Restricted Stock Award shall at all times prior to the applicable vesting date bear such restrictive legends as the Committee, in its discretion, may specify. Notwithstanding the foregoing, the Company may in its sole discretion issue Restricted Stock Awards in any other approved format (e.g. electronically) in order to facilitate the paperless transfer of such Awards. In the event Restricted Stock Awards are not issued in certificate form, the Company and the transfer agent shall maintain appropriate bookkeeping entries that evidence grantees’ ownership of such Awards. Restricted Stock Awards that are not issued in certificate form shall be subject to the same terms and conditions of the Plan as certificated shares, including the restrictions on transferability and the delivery to the Company of a stock power endorsed in blank.

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(c) Voting Rights. Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award.

(d) Waiver, Deferral and Reinvestment of Dividends. The Restricted Stock Award agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

(e) Tender Offers and Merger Elections.  Each grantee to whom a Restricted Stock Award is granted shall have the right to respond, or to direct the response, with respect to the related shares of Stock, to any tender offer, exchange offer, cash/stock merger consideration election or other offer made to, or elections made by, the holders of shares of Stock. Such a direction for any such shares of Stock shall be given by proxy or ballot (if the grantee is the beneficial owner of the shares of Stock for voting purposes) or by completing and filing, with the inspector of elections, the trustee or such other person who shall be independent of the Company as the Committee shall designate in the direction (if the grantee is not such a beneficial owner), a written direction in the form and manner prescribed by the Committee. If no such direction is given, then the shares of Stock shall not be tendered.

(f) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement. In addition, the Company shall have certain optional rights to repurchase unvested shares of Restricted Stock upon termination of the grantee’s Service in accordance with Sections 16(d)(2) and 16(e).

(g) Vesting of Restricted Stock. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s optional right of repurchase shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” The Committee may, in its sole discretion, determine that one (1) or more Restricted Stock Awards are fully earned and vested immediately.

SECTION 8	RESTRICTED STOCK UNITS

(a) Nature of Restricted Stock Units. A Restricted Stock Unit is an Award of phantom stock units to a grantee, subject to restrictions and conditions as the Committee may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Unit is contingent on the grantee executing the Restricted Stock Unit agreement. The terms and conditions of each such agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and grantees. At the end of the deferral period, the Restricted Stock Unit, to the extent vested, shall be paid to the grantee in the form of shares of Stock.

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(b) Election to Receive Restricted Stock Units in Lieu of Compensation. The Committee may, in its sole discretion, permit a grantee to elect to receive a portion of the cash compensation or Restricted Stock Award otherwise due to such grantee in the form of a Restricted Stock Unit. In the case of an election to defer cash compensation, any such election must be made no later than the last day of the tax year prior to the tax year in which the cash compensation is earned by the grantee; provided, however, that in the year in which a grantee first becomes eligible to make such an election, the grantee may make the election no later than thirty (30) days after initial eligibility. In the case of an election to defer a Restricted Stock Award, such election must be made by the grantee: (i) no later than the 30th day after the grant of Restricted Stock, and (ii) no later than twelve (12) months in advance of the earliest date on which the restrictions could lapse. Any such election shall be made in writing and shall be delivered to the Company and in accordance with rules and procedures established by the Committee. The Committee shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Committee deems appropriate.

(c) Rights as a Stockholder. During the deferral period, a grantee shall have no rights as a stockholder; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Restricted Stock Unit, subject to such terms and conditions as the Committee may determine.

(d) Restrictions. A Restricted Stock Unit may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of during the deferral period.

(e) Termination. Except as may otherwise be provided by the Committee either in the Award agreement or, subject to Section 18 below, in writing after the Award agreement is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of Service (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

(f) Code Section 409A. Except as provided in Section 8(g) below, any Restricted Stock Units issued hereunder must be distributed to the participants so as to comply with the so-called “short-term deferral” exemption under Code Section 409A. As such, such Awards must be distributed no later than 2½ months after the end of the later of the Company’s fiscal year or the taxable year of the Covered Employee in which the Awards are deemed vested for purposes of Code Section 409A.

(g) Defined Contribution Retirement Plan. The Company has established a Defined Contribution Retirement Plan (the “DCRP”) for the benefit of a select group of management Employees effective January 1, 2008. This DCRP constitutes a non-qualified deferred compensation plan as defined in Code Section 409A and is intended to comply with the requirement of Code Section 409A. The DCRP grants Restricted Stock Units subject to the restrictions contained in this Section 8. The operational provisions of the DCRP, including the provisions therein relative to compliance with Code Section 409A, are incorporated by reference into this Plan and are hereby made a part hereof.

SECTION 9	UNRESTRICTED STOCK AWARDS

The Committee may, in its sole discretion, grant (or sell at such purchase price determined by the Committee) an Unrestricted Stock Award to any grantee pursuant to which such grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

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SECTION 10	CASH-BASED AWARDS

The Committee may, in its sole discretion, grant Cash-Based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Committee shall determine at the time of grant. The Committee shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Committee shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Committee. Anything herein to the contrary notwithstanding, all Cash–Based Awards shall be made pursuant to a component plan of this Plan that provides for the terms and conditions of such Awards. Further, any such component plan shall be documented and administered in compliance with Code Section 409A. Payment, if any, with respect to a Cash-Based Award, shall be made in accordance with the terms of the Award and may be made in cash or in shares of Stock, as the Committee determines.

SECTION 11	PERFORMANCE SHARE AWARDS

(a) Nature of Performance Share Awards. A Performance Share Award is an Award entitling the recipient to receive a grant of shares of Stock upon the attainment of specified performance goals. The Committee may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. The Committee in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals, the periods during which performance is to be measured, and all other limitations and conditions.

(b) Rights as a Stockholder. A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive a stock certificate evidencing the acquisition of shares of Stock pursuant to a grant under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award agreement (or in a performance plan adopted by the Committee).

(c) Termination. Except as may otherwise be provided by the Committee either in the Award agreement or, subject to Section 18 below, in writing after the Award agreement is issued, a grantee’s rights in all Performance Share Awards shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

(d) Acceleration, Waiver, Etc. At any time prior to the grantee’s termination of employment (or other service relationship) by the Company and its Subsidiaries, the Committee may in its sole discretion accelerate, waive or, subject to Section 18, amend any or all of the goals, restrictions or conditions applicable to a Performance Share Award.

SECTION 12	PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

Notwithstanding anything to the contrary contained herein, if any Restricted Stock Award, Restricted Stock Unit, Cash-Based Award or Performance Share Award granted to a Covered Employee is intended to qualify as “Performance-based Compensation” under Section 162(m) of the Code and the regulations promulgated thereunder (a “Performance-based Award”), such Award shall comply with the provisions set forth below:

(a) Performance Criteria. The performance criteria used in performance goals governing Performance-based Awards granted to Covered Employees may include one or more of the following:

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(1)	basic earnings per share;
(2)	basic cash earnings per share;
(3)	diluted earnings per share;
(4)	core earnings per share;
(5)	diluted cash earnings per share;
(6)	net income;
(7)	cash earnings;
(8)	net interest income;
(9)	non-interest income;
(10)	general and administrative expense to average assets ratio;
(11)	cash general and administrative expense to average assets ratio;
(12)	efficiency ratio;
(13)	cash efficiency ratio;
(14)	return on average assets;
(15)	core return on average assets;
(16)	cash return on average assets;
(17)	return on average stockholders’ equity;
(18)	cash return on average stockholders’ equity;
(19)	core return on equity;
(20)	return on average tangible stockholders’ equity;
(21)	cash return on average tangible stockholders’ equity;
(22)	core earnings;
(23)	operating income;
(24)	operating efficiency ratio;
(25)	net interest margin;
(26)	growth in assets, loans (including home equity lines of credit), or deposits;
(27)	loan production volume;
(28)	non-performing loans;
(29)	cash flow;
(30)	capital preservation (core or risk-based);
(31)	interest rate risk exposure-net portfolio value;
(32)	interest rate risk-sensitivity;
(33)	liquidity parameters;
(34)	strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management;
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(35)	stock price (including, but not limited to, growth measures and total shareholder return);
(36)	operating expense as a percentage of average assets;
(37)	core deposits as a percentage of total deposits;
(38)	net charge-off percentage;
(39)	average percentage past due;
(40)	classified assets to total assets;
(41)	compliance/audit exam findings;
(42)	capital ratio;
(43)	revenue growth;
(44)	tangible book value per diluted share;
(45)	management achievement of strategic plan goals;
(46)	system knowledge & utilization of core applications;
(47)	customer service survey; or
(48)	any combination of the foregoing.

Performance measures may be based on the performance of the Company as a whole or on any one or more Subsidiaries or business units of the Company or a Subsidiary and may be measured relative to a peer group, an index or a business plan. In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report or in the Compensation Discussion and Analysis Section, if any, of the Company’s annual proxy statement: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; or (iv) mergers or acquisitions. To the extent not specifically excluded, such effects shall be included in any applicable performance measure.

(b)   Adjustments.  Pursuant to this Section 12, in certain circumstances the Committee may adjust performance measures; provided, however, no adjustment may be made with respect to an Award that is intended to be performance-based compensation within the meaning of Code Section 162(m), except to the extent the Committee exercises such negative discretion as is permitted under applicable law for purposes of an exception under Code Section 162(m). If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or any Subsidiary of the Company conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate. If a grantee is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may: (i) adjust, change or eliminate the performance measures or change the applicable performance period; or (ii) cause to be made a cash payment to the grantee in an amount determined by the Committee.

(c) Grant of Performance-based Awards. With respect to each Performance-based Award granted to a Covered Employee, the Committee shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the performance criteria for such grant, and the achievement targets with respect to each performance criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The performance criteria established by the Committee may be (but need not be) different for each Performance Cycle and different goals may be applicable to Performance-based Awards to different Covered Employees.

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(d) Payment of Performance-based Awards. Following the completion of a Performance Cycle, the Committee shall meet to review and certify in writing whether, and to what extent, the performance criteria for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-based Awards earned for the Performance Cycle. The Committee shall then determine the actual size of each Covered Employee’s Performance-based Award, and, in doing so, may reduce or eliminate the amount of the Performance-based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

(e) Shareholder Approval. Prior to payment of any Performance-based Award, such Award must meet this shareholder approval requirement. In the case of Performance-based Awards other than Stock Options, the shareholder approval requirement is met if by a majority of shares voting in a separate vote, the shareholders approve the Plan’s specific terms and the class of executives to which it applies. In the case of Performance-based Awards of Stock Options, the shareholders must approve by majority of shares voting in a separate vote: (i) the Plan’s terms; (ii) the class of executives to which it applies; (iii) the exercise price (or formula under which the price is determined); and (iv) the maximum number of shares subject to Stock Options that the Plan can award to any executive.

(f) Maximum Award Payable. The maximum Performance-based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 30,000 Shares (subject to adjustment as provided in Section 3(b) hereof) or $1,000,000 in the case of a Performance-based Award that is a Cash-Based Award.

(g)   Retirement.  Notwithstanding anything herein to the contrary, no Award that is intended to be considered performance-based compensation under Code Section 162(m) shall be granted under terms that will permit its accelerated vesting upon Retirement or other termination of Service (other than death or Disability). Notwithstanding anything to the contrary herein, in the event of Retirement of a grantee during a Performance Cycle, the number of shares subject to a performance-based Award that will vest in the grantee, if any, shall be determined at the end of the Performance Cycle, and will be pro-rated based on the period of the grantee’s active employment and the level of achievement of the performance measures, provided that, the grantee was employed for a minimum of one (1) year during the Performance Cycle.

SECTION 13	DIVIDEND EQUIVALENT RIGHTS

(a) Dividend Equivalent Rights. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of another Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

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(b) Interest Equivalents. Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

(c) Termination. Except as may otherwise be provided by the Committee either in the Award agreement or, subject to Section 18 below, in writing after the Award agreement is issued, a grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

(d) Code Section 409A. No dividends shall be paid or credited on Stock Appreciation Rights or on unexercised Options which would have the effect of reducing the exercise price of the option or Stock Appreciation Right base price below Fair Market Value on the date of the grant in violation of Code Section 409A and the Treasury Regulations issued thereunder.

SECTION 14	TAX WITHHOLDING

(a) Payment in Stock. Unless otherwise elected by the grantee and approved by the Committee, subject to the Company’s insider trading policy, as in effect from time to time, the Company’s minimum required tax withholding obligation shall be satisfied in full by the grantee authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

(b) Payment by Grantee. If the grantee elects and the Committee approves a form of payment other that provided in Section 14(a), above, each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. Such arrangements may include payment, in whole or in part by the grantee transferring to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

SECTION 15	TERMINATION OF SERVICE

(a) Termination. For the purposes of the Plan, a grantee’s Service terminates on the first day occurring on or after a grant date on which the grantee ceases to be an Employee or Director of the Company or any Subsidiary, regardless of the reason for such cessation, subject to the following:

(i)   The grantee’s cessation as an Employee shall not be deemed to occur by reason of the transfer of the grantee between the Company and a Subsidiary or between two Subsidiaries.

(ii)   The grantee’s cessation as an Employee shall not be deemed to occur by reason of the grantee’s being on a bona fide leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the grantee’s Services, provided such leave of absence does not exceed six (6) months, or if longer, so long as the Employee retains a right to reemployment with the Company or Subsidiary under an applicable statute or by contract. For these purposes, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Employee will return to perform Services for the Company or Subsidiary. If the period of leave exceeds six (6) months and the Employee does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first day immediately following such six (6) month period. For purposes of this sub-section (ii), to the extent applicable, an Employee’s leave of absence shall be interpreted by the Committee in a manner consistent with Treasury Regulation Section 1.409A-1(h)(1).

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(b) Subsidiary Transaction. If, as a result of a sale or other transaction, the Subsidiary for whom the grantee is employed (or to whom the grantee is providing Services) ceases to be a Subsidiary, and the grantee is not, following the transaction, an Employee of the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the grantee’s termination of Service caused by the grantee being discharged by the entity for whom the grantee is employed or to whom the grantee is providing Services.

(c)   Separation from Service/Code Section 409A. Except to the extent Code Section 409A may be applicable to an Award, and subject to the foregoing paragraph of this sub-section, the Committee shall have discretion to determine if a termination of Service has occurred and the date on which it occurred. In the event that any Award under the Plan constitutes “deferred compensation” as defined in Code Section 409A, the term termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “Separation from Service” as defined under Code Section 409A and under Treasury Regulation Section 1.409A-1(h)(ii). For purposes of this Plan, a “Separation from Service” shall have occurred if the Company and grantee reasonably anticipate that no further Services will be performed by the grantee after the date of the termination of Service (whether as an employee or as an independent contractor) or the level of further Services performed will not exceed 20 percent of the average level of bona fide Services in the thirty-six (36) months immediately preceding the termination of Service. If a grantee is a “Specified Employee,” as defined in Code Section 409A and any payment to be made hereunder shall be determined to be subject to Code Section 409A, then if required by Code Section 409A, such payment or a portion of such payment (to the minimum extent possible) shall be delayed and shall be paid on the first day of the seventh month following grantee’s Separation from Service.

(d)   Directors. With respect to a grantee who is a Director, cessation as a Director will not be deemed to have occurred if the grantee continues as a director emeritus or advisory director.

SECTION 16	EFFECT OF TERMINATION OF SERVICE ON AWARDS

The Committee shall establish the effect of a termination of Service on the continuation of rights and benefits available under an Award or the Plan and, in so doing, may make distinctions based upon, among other things, the cause of termination of Service and type of Award. Unless the Committee shall specifically state otherwise at the time an Award is granted or unless the vesting of an Award is subject to the satisfaction of specific performance measures, the following shall apply to all Awards:

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(a) Termination Due to Death. If the grantee’s Service terminates by reason of death, any Award held by the grantee shall become fully vested and exercisable, and any Stock Option may thereafter be exercised by the grantee’s legal representative or legatee for a period of twelve (12) months from the date of death or until the last day of the original term of the Stock Option, if earlier.

(b) Termination Due to Disability. If the grantee’s Service terminates by reason of Disability, any Award held by the grantee shall become fully vested and exercisable, and any Stock Option may thereafter be exercised by the grantee or his or her legal representative or legatee for a period of twelve (12) months from the date of Disability or until the last day of the original term of the Stock Option, if earlier.

(c) Termination for Cause. If the grantee’s Service is terminated for Cause, any Award held by the grantee shall terminate immediately and be of no further force and effect.

(d) Termination Due to Retirement.

(1) If the grantee’s Service terminates due to Retirement, and on the date of Retirement the grantee is at least sixty (60) years old and has been employed by the Company or a Subsidiary for at least ten (10) consecutive years, then any Award held by the grantee shall become fully vested and exercisable, and any Stock Option held by the grantee may be exercised by the grantee for a period of twelve (12) months from the date of Retirement or until the last day of the original term of the Stock Option, if earlier.

(2) If the grantee’s Service terminates due to Retirement, and on the date of Retirement the grantee is not at least sixty (60) years old and/or has not been employed by the Company or a Subsidiary for at least ten (10) consecutive years, then any Award held by the grantee shall be vested or exercisable only to the extent vested or exercisable on the date of Retirement. Any shares of Restricted Stock held by the grantee that are not vested on the date of Retirement shall be subject to an optional repurchase right of the Company at the original purchase price. Any vested Stock Option held by the grantee shall be exercisable by the grantee for a period of twelve (12) months from the date of Retirement or until the last day of the original term of the Stock Option, if earlier.

(e) Other Termination. If the grantee’s Service terminates for any reason other than as set forth in subsections (a), (b), (c) and (d) above, and unless otherwise determined by the Committee, any Award held by the grantee shall be vested and exercisable only to the extent vested and exercisable on the date that the grantee’s Service terminates. Any shares of Restricted Stock held by the grantee that are not vested on the date of termination of Service shall be subject to an optional repurchase right of the Company at the original purchase price. Any vested Stock Option held by the grantee shall be exercisable by the grantee for a period of three (3) months from the date of termination of Service or until the last day of the original term of the Stock Option, if earlier.

Notwithstanding anything to the contrary in this Section 16:

(i) an Employee who continues to serve as a Director following termination of Service as an Employee or as a consultant to the Company or a Subsidiary and a non-employee Director who continues to serve as a director emeritus or advisory board member following termination of Service as a non-employee Director shall, unless otherwise specified in the Award Agreement, continue to vest in his or her Awards and shall not be deemed to have terminated Service due to Retirement until Service in all such capacities has terminated;

(ii) no Stock Options will be considered Incentive Stock Options unless exercised within three (3) months of termination of Service, except to the extent that such Stock Options are exercised, after the death or Disability of the grantee, within one (1) year following termination of Service and provided, however, in order to obtain Incentive Stock Option treatment for Stock Options exercised by heirs or devisees of an optionee, the optionee’s death must have occurred while employed or within three (3) months of termination of Service;

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(iii) upon termination of Service for reason of Disability or death, Restricted Stock Awards that are subject to the satisfaction of specific performance-measures shall vest at the date of death or Disability, based on the period of the grantee’s active employment and assuming achievement of the performance measures at the target level;

(iv) upon termination of Service due to Retirement, Restricted Stock Awards that are subject to the satisfaction of specific performance-measures shall vest in the manner provided in Section 12(f);

(v) no Stock Option shall be eligible for treatment as an Incentive Stock Option in the event such Stock Option is exercised more than one (1) year following termination of Service due to Disability and provided, however, in order to obtain Incentive Stock Option treatment for Stock Options exercised by heirs or devisees of an optionee, the optionee’s death must have occurred while employed or within three (3) months of termination of Service; and

(vi) the effect of a Change in Control on the vesting/exercisability or other applicable conditions of any Award shall be as set forth in Article 19.

SECTION 17	FORFEITURE EVENTS

(a) In the event that the grantee violates the terms of the separately executed Non-Competition, Non-Solicitation and Non-Disclosure Agreement, or any agreement he or she may enter into with the Company or its Subsidiaries addressing the issues of non-competition, non-solicitation and non-disclosure, any and all benefits and Awards due hereunder to said grantee shall be void and forfeited, and any benefits previously distributed to the grantee shall be subject to recoupment by the Company.

(b) The Committee may specify in an Award agreement that the grantee’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events include, but shall not be limited to, termination of employment for Cause, termination of the grantee’s provisions of Services to the Company or any Subsidiary, violation of material Company or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the grantee, or other conduct of the grantee that is detrimental to the business or reputation of the Company or any Subsidiary.

(c)   If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any grantee who is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 or any similar securities law shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve (12) month period following the first public issuance of filing with the SEC (whichever just occurred) of the financial document embodying such financial reporting requirement.

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In addition, in the event of an accounting restatement, the Committee, in its sole and exclusive discretion, may require that any grantee reimburse the Company for all or any part of the amount of any payment in settlement of any Award granted hereunder.

SECTION 18	AMENDMENTS AND TERMINATION

(a) General.  The Board may, as permitted by law, at any time, amend or terminate the Plan, and may amend any Award agreement, provided that no amendment or termination (except as provided in Section 3(b) or 3(c)) may cause the Award to violate Code Section 409A, or, in the absence of written consent to the change by the affected grantee (or, if the grantee is not then living, the affected beneficiary), adversely impair the rights of any grantee or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; provided, however, that, no amendment may (a) materially increase the benefits accruing to grantees under the Plan; (b) materially increase the aggregate number of securities which may be issued under the Plan, other than pursuant to Section 3(b); or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) above is approved by the Company’s stockholders. Except as provided in Section 3(b) or 3(c), in no event may the Committee exercise its discretion to reduce the exercise price of outstanding Stock Options or effect repricing through cancellation and re-grants.

(b) Amendment to Conform to Law and Accounting Changes.  Notwithstanding any provision in this Plan or any Award agreement to the contrary, the Committee may amend the Plan or an Award agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of (i) conforming the Plan or the Award agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), or (ii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation thereof issued by the SEC or Financial Accounting Standards Board subsequent to the adoption of the Plan or the making of the Award affected thereby, which, in the sole discretion of the Committee, may materially and adversely affect the financial condition or results of operations of the Company. By accepting an Award under this Plan, each grantee agrees and consents to any amendment made pursuant to this Section 18 to any Award granted under the Plan without further consideration or action.

SECTION 19	STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than the contractual rights of a general unsecured creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 20	CHANGE OF CONTROL PROVISIONS

Upon the occurrence of a Change of Control as defined in this Section 20:

(a) Except as otherwise provided in the applicable Award agreement, each outstanding Stock Option and Stock Appreciation Right shall automatically become fully exercisable.

(b) Except as otherwise provided in the applicable Award Agreement, conditions and restrictions on each outstanding Restricted Stock Award, Restricted Stock Unit and Performance Share Award which relate solely to the passage of time and continued employment will be removed. Performance or other conditions (other than conditions and restrictions relating solely to the passage of time and continued employment) will continue to apply unless otherwise provided in the applicable Award agreement.

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(c) Prior to the exercise or payment of any Award that has become exercisable or payable as a result of a Change of Control, the Company shall determine whether Code Section 280G (governing golden parachute payments) applies to such payment. If the Company determines that Code Section 280G does apply, the Company and any affected grantee shall amend the relevant Award agreements to comply with Code Section 280G, and establish payment amounts and schedules that comply with the requirements of Code Section 280G.

(d) “Change of Control” shall mean the occurrence of any one of the following events:

(i) an event of a nature that would be required to be reported in response to Item 5.01 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Exchange Act; or

(ii) any “Person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any of its Subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its Subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50 percent or more of the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Company’s Board of Directors (“Voting Securities”) (in such case other than as a result of an acquisition of securities directly from the Company); or

(iii) persons who, as of the Effective Date, constitute the Company’s Board of Directors (the “Incumbent Directors”) cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the Effective Date shall be considered an Incumbent Director if such person’s election was approved by or such person was nominated for election by either (A) a vote of at least a majority of the Incumbent Directors or (B) a vote of at least a majority of the Incumbent Directors who are members of a nominating committee comprised, in the majority, of Incumbent Directors; but provided further, that any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or

(iv) the consummation of a consolidation, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction in which the stockholders of the Company immediately prior to the Corporate Transaction, would, immediately after the Corporate Transaction, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate more than 50 percent of the voting shares of the corporation issuing cash or securities in the Corporate Transaction (or of its ultimate parent corporation, if any); or

(v) the approval by the stockholders of any plan or proposal for the liquidation or dissolution of the Company.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of shares of Voting Securities beneficially owned by any person to 50 percent or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Company) and immediately thereafter beneficially owns 50 percent or more of the combined voting power of all then outstanding Voting Securities, then a “Change of Control” shall be deemed to have occurred for purposes of the foregoing clause (i).

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SECTION 21	GENERAL PROVISIONS

(a) Award Agreement. Each Award granted under the Plan shall be evidenced by a written Award agreement signed by the grantee. A copy of the Award agreement, in any medium chosen by the Committee, shall be provided (or made available electronically) to the grantee.

(b) Vesting. Notwithstanding anything to the contrary herein, if the right to become vested in an Award under the Plan (including the right to exercise a Stock Option) is conditioned on the completion of a specified period of Service with the Company or a Subsidiary, without achievement of performance measures or other performance objectives being required as a condition of vesting, and without it being granted in lieu of, or in exchange for, other compensation, then the required period of Service for full vesting shall be determined by the Committee and evidenced in the Award Agreement (subject to acceleration of vesting, to the extent permitted by the Committee, including in the event of the grantee’s death, Disability, or a Change in Control). If the Committee does not specify the vesting period of an Award (other than an Award conditioned on the satisfaction of performance measures), the Award shall vest at the rate of twenty percent (20%) per year, commencing one year after the date of grant.

(c) No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(d) Delivery of Stock Certificates. Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have electronically mailed, hand-delivered and/or mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Committee has determined, with advice of counsel (to the extent the Committee deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Committee may require that an individual make such reasonable covenants, agreements, and representations as the Committee, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

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(e) Form and Time of Elections/Notification Under Code Section 83(b).  Unless otherwise specified herein, each election required or permitted to be made by any grantee or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require. Notwithstanding anything herein to the contrary, the Committee may, on the date of grant or at a later date, as applicable, prohibit an individual from making an election under Code Section 83(b). If the Committee has not prohibited an individual from making this election, an individual who makes this election shall notify the Committee of the election within ten (10) days of filing notice of the election with the Internal Revenue Service. This requirement is in addition to any filing and notification required under the regulations issued under the authority of Code Section 83(b).

(f) Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board or the Committee, as applicable, from adopting other or additional compensation arrangements or granting awards of stock, options, or stock appreciation rights other than under the Plan in an arrangement that is or is not intended to qualify under Code Section 162(m), and in each instance such arrangements may be either generally applicable or applicable only in specific cases.

(g) No Employment Rights or Rights to Future Awards. The Plan does not constitute a contract of employment, and selection as a grantee will not give any participating Employee the right to be retained in the employ of the Company or any Subsidiary or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to receive a future Award under the Plan.

(h) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to such Company’s insider trading policy, as in effect from time to time.

(i) Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be in writing on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been designated by a deceased grantee, if the designated beneficiaries have predeceased the grantee, or if the Committee is in doubt as to the entitlement of any such beneficiary to an Award, then the Committee may determine to recognize grantee’s estate as the beneficiary, in which case the Company, the Committee and the members thereof shall have no further liability to anyone.

(j) Specified Employees. If a Covered Employee in the Plan is classified as a so-called “Specified Employee” of the Company or a subsidiary of the Company and if the 409A “Specified Employee” restriction is applicable, any Code Section 409A deferred compensation payable under this Plan or any other deferred compensation project subject to Code Section 409A, may not be made before the date which is six (6) months after the date of the Covered Employee’s separation from service (or, if earlier, the date of the Covered Employee’s death) in accordance with Code Section 409A(a)(2)(B)(i) and the Treasury Regulations issued thereunder.

(k) Benefits Under Other Plans. Except as otherwise provided by the Committee or as set forth in a Qualified Retirement Plan, Awards to a grantee (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the grantee’s benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the grantee’s employer. The term “Qualified Retirement Plan” means any plan of the Company or a Subsidiary that is intended to be qualified under Code Section 401(a).

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(l) Forfeiture of Awards under Sarbanes-Oxley Act. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.

SECTION 22	EFFECTIVE DATE OF PLAN

This Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present. Subject to such approval by the stockholders and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board.

SECTION 23	GOVERNING LAW

(a) General. This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Maine, applied without regard to conflict of law principles, except as superseded by applicable federal law. The federal and state courts located nearest to the Company’s home office in the State of Maine shall have exclusive jurisdiction over any claim, complaint, or lawsuit brought under the terms of the Plan. By accepting any Award under the Plan, each grantee, and any other person claiming any rights under the Plan, agrees to submit himself or herself, and any such legal action as he or she shall bring under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

(b) Code Section 409A. All Options and Stock Appreciation Rights issued hereunder are intended to be exempt from the application of Code Section 409A and shall be issued at an exercise price of Fair Market Value on the date of the grant. The Restricted Stock Awards under Section 7 are issued in compliance with Code Section 83 and are thereby exempt from Code Section 409A. Except as provided in Section 8(g) above, all other compensation provided hereunder is intended to qualify for an exemption from Code Section 409A due to the fact that such compensation is immediately taxable and therefore does not constitute “deferred compensation” under Code Section 409A, or will be distributed within the so-called “short-term deferral period” after vesting. Any interpretations or administrative actions necessary to implement these provisions shall be made so that such Options, Stock Appreciation Rights or compensation is exempt from compliance with Code Section 409A, except for the deferred compensation plan described in Section 8(g) above, which will be administered and operated in compliance with Code Section 409A.

SECTION 24	VALIDITY

If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but the Plan shall be construed and enforced as is such illegal or invalid provision had never been included herein.

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SECTION 25	NOTICE

Unless otherwise provided in an Award agreement, all written notices and all other written communications to the Company provided for in the Plan or in any Award agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile, email or prepaid overnight courier to the Company at its principal executive office. Such notices, demands, claims and other communications shall be deemed given:

(a)   in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

(b)   in the case of certified or registered U.S. mail, five (5) days after deposit in the U.S. mail; or

(c)   in the case of facsimile or email, the date upon which the transmitting party received confirmation of receipt; provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received.

In the event a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service. Communications that are to be delivered by the U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s Senior Vice President of Human Resources.

SECTION 26	CONSTRUCTION

In the Plan, unless otherwise stated or the context otherwise requires, the following uses apply:

(a)   references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;

(b)   in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;

(c)   references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

(d)   indications of time of day means Eastern Standard Time (EST) time;

(e)   “including” means “including, but not limited to”;

(f)   all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Plan unless otherwise specified;

(g)   all words used in this Plan will be construed to be of such gender or number as the circumstances and context require;

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(h)   the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;

(i)   any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(j)   all accounting terms not specifically defined herein shall be construed in accordance with U.S. Generally Accepted Accounting Principles (GAAP).

DATE APPROVED BY BOARD OF DIRECTORS: February 28, 2012

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